Exhibit 10.1

MRV COMMUNICATIONS, INC.
2015 LONG-TERM INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT

RESTRICTED STOCK AGREEMENT made as of June 1, 2015 (the “Grant Date”), by and between MRV Communications, Inc. (the “Company”) and ________________________ (the “Participant”).
1.Award. In accordance with the MRV Communications, Inc. 2015 Long-Term Incentive Plan (the “Plan”), the Company has made a restricted stock award to the Participant consisting of ________ shares of the Company’s common stock (“Shares”), subject to the terms and conditions of this Agreement and the Plan. Capitalized terms that are used but not defined in this Agreement shall have the meanings ascribed to them in the Plan. This Agreement and the restricted stock award covered by this Agreement shall be null and void ab initio if a copy of this Agreement, signed by the Participant, is not received by the Company within 30 days after the Grant Date or by such other date as the Committee may specify.
2.Vesting of Shares. Except as otherwise provided by this Agreement and the Plan, the Shares will become vested in three equal annual installments commencing on the first anniversary of the Grant Date, subject to the Participant’s continuous employment or other service with the Company and its Subsidiaries through the applicable vesting date.
3.Termination of Employment or Service; Forfeiture.
(a)General. If the Participant’s employment and/or other service with the Company and its Subsidiaries terminates before all of the Shares become vested, the Participant will thereupon forfeit any and all of the Participant’s right, title and interest in and with respect to the unvested Shares. Any certificate or book entry with respect to such forfeited Shares will be automatically canceled on the books and records of the Company without further action by the Participant.
(b)Termination Due to Death or Disability. If the Participant’s employment and/or other service with the Company and its Subsidiaries terminates by reason of Participant’s death or is terminated by the Company or a Subsidiary by reason of the Participant’s Disability, then any outstanding unvested Shares covered by this Agreement shall thereupon become fully vested and non-forfeitable.
4.Transfer Restrictions. The Participant may not sell, assign, transfer, pledge, hedge, hypothecate, encumber or dispose of in any way (whether by operation of law or otherwise) any unvested Shares, and no unvested Shares shall be subject to execution, attachment or similar process. Any attempt by the Participant or any other person claiming against, through or under the Participant to cause unvested Shares to be transferred or assigned in any manner and for any purpose not permitted hereunder or under the Plan shall be null and void and without effect upon the Company, the Participant or any such other person.
5.Rights as a Stockholder. The Participant shall have all of the rights of a shareholder with respect to unvested Shares that are outstanding under this Agreement, including, but not limited to, the right to vote such Shares and the right to receive dividends with respect to such Shares; provided, however, that any shares of the Company’s common stock distributed as a dividend or otherwise with respect to any unvested Shares, shall be subject to the same vesting and other terms and conditions that apply to the corresponding Shares.
6.Issuance of Vested Shares; Removal of Restrictions and Conditions. The Participant is the record owner of the Shares on the Company’s books, subject to the restrictions and conditions set forth in this Agreement and the Plan. By executing this Agreement, the Participant expressly authorizes the Company to cancel, reacquire, retire or retain, at its election, any unvested Shares if and when they are forfeited in accordance with this Agreement. The Participant will execute and deliver such other documents and take such other actions, if any, as the Company may require in order to evidence such action with respect to any unvested Shares that are forfeited. Subject to the satisfaction of applicable tax withholding and other conditions set forth herein or in the Plan, Shares that become vested will no longer be subject to the transfer restrictions and forfeiture conditions set forth herein and the Company’s books and, as applicable, stock certificates representing the Shares will be updated accordingly.

7.Legends. The certificate(s) or book entry(ies) representing the Shares shall bear or be noted by the Company’s transfer agent with the following legend (as well as any legends required by applicable state and federal corporate and securities laws): “THE SHARES REPRESENTED HEREBY ARE SUBJECT TO TRANSFER RESTRICTIONS AND VESTING AND OTHER TERMS AND CONDITIONS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”
8.Tax Withholding. Notwithstanding anything to the contrary contained herein, the vesting of Shares covered by this Agreement shall be subject to and conditioned upon the satisfaction by the Participant of applicable tax withholding obligations. The Company may require the Participant to remit an amount sufficient to satisfy applicable withholding taxes or deduct or withhold such amount from any payments otherwise owed the Participant (whether or not under this Agreement or the Plan). The Participant hereby authorizes the Company to satisfy all or part of such tax withholding obligations by deductions from cash compensation or other payments that would otherwise be owed to the Participant. The Committee, acting in its sole discretion and pursuant to applicable law, may permit the Participant to satisfy any such tax withholding obligations with vested Shares that would otherwise be released to the Participant and/or with previously-owned Shares held by the Participant. The amount of the Participant’s tax withholding obligation that is satisfied in Shares, if any, shall be based upon the Fair Market Value of the Shares on the date such Shares are delivered or withheld. In no event may Shares be used to satisfy more than the minimum required amount of the Participant’s tax withholding obligation.
9.No Other Rights Conferred. Nothing contained herein or in the Plan shall be deemed to give the Participant a right to be retained in the employ or other service of the Company or any affiliate or to affect the right of the Company and its Subsidiaries to terminate, or modify the terms and conditions of, the Participant’s employment.
10.Provisions of the Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan and to such rules, regulations and interpretations as may be established or made by the Committee acting within the scope of its authority and responsibility under the Plan. The Participant acknowledges receipt of a copy of the Plan prior to execution of this Agreement. The applicable provisions of the Plan shall govern in any situation where this Agreement is silent or where the provisions of this Agreement are contrary to or not reconcilable with such Plan provisions.
11.Miscellaneous.
(a)Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
(b)Committee Determinations. The Participant shall accept as final, binding and conclusive any determination made by the Committee, acting in its discretion under the Plan, in connection with this Agreement and the Plan (as the Plan may pertain to this Agreement).
(c)Entire Agreement. This Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be modified except by written instrument executed by the parties.
(d)Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without regard to its principles of conflict of laws.
(e)Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the undersigned have executed this Stock Option Agreement as of the date first above written.
MRV COMMUNICATIONS, INC.

By:____________________________________

_______________________________________
Participant